                                                                   EXHIBIT 10.30

                          LOAN AND SECURITY AGREEMENT

     THIS LOAN AND SECURITY AGREEMENT (this "Agreement") is made this 21st day of October, 1997, by and between FLEET CAPITAL CORPORATION ("Lender"), a Rhode Island corporation with an office at 2711 Haskell Avenue, Suite 2100, LB 21, Dallas, Texas 75204; and JAYHAWK ACCEPTANCE CORPORATION ("Borrower"), a Texas corporation with its chief executive office and principal place of business at 2001 Bryan Tower, Suite 600, Dallas, Texas 75201. Capitalized terms used in this Agreement have the meanings assigned to them in Appendix A, General Definitions.

SECTION 1. TERM LOAN

     Subject to the terms and conditions of, and in reliance upon the representations and warranties made in, this Agreement, the Reorganization Plan, and the other Loan Documents, Lender and Borrower hereby convert the outstanding balance of the revolving credit facility under the Prior Loan Agreement to a term loan (the "Term Loan"), in accordance with the following:

     1.1 Term Loan: The Term Loan shall be in the principal amount of Thirty-Two Million Eight Hundred Fifty-Nine Thousand Seven Hundred Forty-One and 28/100 Dollars, ($32,859,741.28). This amount represents the unpaid principal amount of sums owing to Lender under the Prior Loan Agreement, which was Sixty-Three Million Seventy-Nine Thousand Seven Hundred Ninety-Seven and 34/1 00 Dollars ($63,079,797.34), as stipulated in the Cash Collateral Orders after giving credit to Borrower for payments in the amount of Thirty Million Two Hundred Twenty Thousand Fifty-Six and 06/100 Dollars ($30,220,056.06), made by Borrower to Lender under the terms of the Cash Collateral Orders entered in the Bankruptcy Proceedings.

SECTION 2. INTEREST, FEES AND CHARGES

     2.1  Interest.

          2.1.1 Rate of Interest. Interest shall accrue on the principal amount of the Term Loan outstanding at the end of each day at a fluctuating rate per annum equal to the Base Rate. The Base Rate shall increase or decrease by an amount equal to any increase or decrease in the Base Rate, effective as of the opening of business on the day that any such change in the Base Rate occurs.

          2.1.2 Default Rate of Interest. Upon and after the occurrence of an Event of Default, and during the continuation thereof, the principal amount of the Term Loan shall bear interest at a rate per annum equal to 2.00% above the Base Rate or other applicable rate of interest (the "Default Rate").

          2.1.3     Maximum Rate of Interest.  Notwithstanding the foregoing,
(i) if at any time the amount of interest computed as provided in the Loan Documents would exceed the amount of such interest computed upon the basis of the maximum rate of interest permitted by applicable state or federal law in effect from time to time hereafter (the "Maximum Legal Rate"), the interest payable under this Agreement shall be computed upon the basis of the Maximum Legal Rate, but any subsequent reduction in the Base Rate, Default Rate or other rate, as applicable, shall not reduce such interest thereafter payable hereunder below the amount computed on the basis of the Maximum Legal Rate until the aggregate amount of such interest accrued and payable under this Agreement equals the total amount of interest which would have accrued if such interest had been at all times computed solely as provided in the Loan Documents; and (ii) unless preempted by federal law, the Base Rate, Default Rate or other rate, as applicable, from time to time in effect hereunder may not exceed the "applicable weekly ceiling" from time to time in effect under Chapter 303 of the Texas Finance Code. If the applicable state or federal law is amended in the future to allow a greater rate of interest to be charged under this Agreement than is presently allowed by applicable state or federal law, then the limitation of interest hereunder shall be increased to the maximum rate of interest allowed by applicable state or federal law as amended, which increase shall be effective hereunder on the effective date of such amendment, and all interest charges owing to Lender by reason thereof shall be payable upon demand.

          2.1.4 Excess Interest. No agreements, conditions, provisions or stipulations contained in this Agreement or any other instrument, document or agreement between Borrower and Lender or default of Borrower, or the exercise by Lender of the right to accelerate the payment of the maturity of principal and interest, or to exercise any option whatsoever contained in this Agreement or any other Loan Document, or the arising of any contingency whatsoever, shall entitle Lender to contract for, charge, or receive, in any event, interest exceeding the Maximum Legal Rate. In no event shall Borrower be obligated to pay interest exceeding such Maximum Legal Rate and all agreements, conditions or stipulations, if any, which may in any event or contingency whatsoever operate to bind, obligate or compel Borrower to pay a rate of interest exceeding the Maximum Legal Rate, shall be without binding force or effect, at law or in equity, to the extent only of the excess of interest over such Maximum Legal Rate. In the event any interest is contracted for, charged or received in excess of the Maximum Legal Rate (the "Excess"), Borrower acknowledges and stipulates that any such contract, charge, or receipt shall be the result of an accident and bona fide error, and that any Excess received by Lender shall be applied, first, to reduce the principal then unpaid hereunder; second, to reduce the other Obligations; and third, returned to Borrower, it being the intention of the parties hereto not to enter at any time into a usurious or otherwise illegal relationship. Borrower recognizes that, with fluctuations in the Base Rate and the Maximum Legal Rate, such a result could inadvertently occur. By the execution of this Agreement, Borrower covenants that the credit or return of any Excess shall constitute the acceptance by Borrower of such Excess. For the purpose of determining whether or not any Excess has been contracted for, charged or received by Lender, all interest at any time contracted for, charged or received by Lender in connection with the Loan Documents shall be amortized, prorated, allocated and spread in equal parts during the entire term of this Agreement and the Term Loan.

     2.2 Computation of Interest. Interest hereunder shall be calculated daily and shall be computed on the actual number of days elapsed over a year of 360 days.

     2.3 Reimbursement of Expenses. If, at any time or times regardless of whether or not an Event of Default then exists, Lender incurs reasonable and necessary legal or accounting expenses or any other costs or out-of-pocket expenses (other than Lender's overhead expenses) in connection with the negotiation and preparation of any amendment of or modification of this Agreement or any of the other Loan Documents, then all such legal and accounting expenses, other costs and out of pocket expenses of Lender (other than Lender's overhead expenses) shall be charged to Borrower. For purposes of the immediately preceding sentence, overhead expenses shall mean labor and material costs of Lender not directly related to the negotiation, preparation and administration of this Agreement, the other Loan Documents and/or any amendment thereto. If, upon the occurrence and during the continuance of an Event of Default, Lender incurs reasonable and necessary legal or accounting or any other costs or out-of-pocket expenses in connection with (i) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Lender, Borrower or any other Person) in any way relating to the Collateral, this Agreement or any of the other Loan Documents or Borrower's affairs; (ii) any attempt to enforce any rights of Lender against Borrower or any other Person which may be obligated to Lender by virtue of this Agreement or any of the other Loan Documents, including, without limitation, the Account Debtors; or (iii) any attempt to inspect, verify, protect, preserve, restore, collect, sell, liquidate or otherwise dispose of or realize upon the Collateral, then all such legal and accounting expenses, other costs and out of pocket expenses of Lender shall be charged to Borrower. To the extent not paid as required by Sections 3.1.3, 3.1.4 or 7.1.13, all amounts chargeable to Borrower under this Section 2.3 shall be Obligations secured by all of the Collateral and shall be payable to Lender within 30 days of Borrower's receipt of an invoice with respect to such charges. Borrower shall also reimburse Lender for expenses incurred by Lender in its administration of the Collateral to the extent and in the manner provided in
Section 5 hereof.

     2.4 Bank Charges. Borrower shall pay to Lender any and all fees, costs or expenses which Lender pays to a bank or other similar institution arising out of or in connection with the depositing for collection, by Lender, of any check or item of payment received or delivered to Lender on account of the Obligations.

SECTION 3. LOAN ADMINISTRATION

     3.1  Payments. The Obligations shall be payable as follows:

          3.1.1 Principal. From and after the Effective Date, principal payable on account of the Term Loan shall be payable by Borrower to Lender in installments, on the last day of each calendar month (except as to the payment for the month of December, 1997, which shall be made on December 26, 1997), the amount of which is due for any particular month being equal to the amount specified for such month as set forth below and in accordance with the Reorganization Plan:
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                                        PER MONTH
                                        ---------
MONTH:                              INSTALLMENT AMOUNT:
-----                               ------------------

October 1997                           $1.0 million
November 1997                          $2.5 million
December 1997                          $3.0 million
January through June 1998              $3.0 million
July through August 1998               $3.5 million

All outstanding principal shall be due and payable on September 30, 1998 (the "Maturity Date"). In addition, principal payable on account of the Term Loan shall be payable by Borrower to Lender immediately upon the occurrence of an Event of Default in consequence of which Lender elects to accelerate the maturity and payment of the Obligations.

          3.1.2 Interest. Interest accrued on the Term Loan shall be paid monthly in arrears, due on (i) the last day of each month (except as to the payment for the month of December, 1997, which shall be made on December 26,
1997) and (ii) the occurrence of an Event of Default in consequence of which Lender elects to accelerate the maturity and payment of the Obligations.

          3.1.3 Allowed Fleet Expenses. The Allowed Fleet Expenses shall be paid in accordance with the terms of the Reorganization Plan.

          3.1.4 Costs, Fees and Charges. Costs, fees and charges payable pursuant to this Agreement (other than those mentioned above in this Section 3 or addressed in Section 7.1.13, but including those described in Sections 2.3, 2.4, 5.1, 5.2.3, 5.2.4, 9.3.3 and 10.1), shall be payable by Borrower, to
Lender or to any other Person designated by Lender in writing, within 30 days after the date of Lender's invoice or other written notice thereof to Borrower.

          3.1.5 Other Obligations. The balance of the Obligations requiring the payment of money, if any (other than those specifically mentioned above in this Section 3), shall be payable by Borrower to Lender, within 30 days of the date of Lender's invoice or other written notice thereof to Borrower.

     3.2 Application of Payments and Collections. All payments to Lender are to be made in United States currency and shall be effected by wire transfer in immediately available funds to Lender. All items of payment received by Lender by 1:00 p.m., Dallas, Texas time, on any Business Day shall be deemed received on that Business Day. All items of payment received after 1:00 p.m., Dallas, Texas time, on any Business Day shall be deemed received on the following Business Day. Borrower irrevocably waives the right to direct the application of any and all payments and Collections at any time or times received by Lender from or on behalf of Borrower after the occurrence and during the continuance of an Event of Default, and, subject to the provisions of Section 5.2.3 of this Agreement, Borrower does hereby irrevocably agree that Lender shall have the continuing exclusive right to apply and reapply any and all such payments and Collections received at any time or times hereafter by Lender or its agent against the Obligations, in such manner as Lender may deem advisable, notwithstanding any entry by Lender upon any of its books and records.

     3.3 Loan Account. Lender shall record in the Loan Account all payments made by Borrower on any Obligations and all proceeds of Collateral which are finally paid to Lender, and may record therein, in accordance with customary accounting practice, other debits and credits, including interest and all charges and expenses properly chargeable to Borrower.

     3.4 Statements of Account. Lender will account to Borrower monthly with a statement of the Term Loan, charges and payments made pursuant to this Agreement, and such account rendered by Lender shall be deemed final, binding and conclusive upon Borrower absent manifest error unless Lender is notified by Borrower in writing to the contrary within 30 days of the date each accounting is received by Borrower. Such notice shall only be deemed an objection to those items specifically objected to therein.

SECTION 4. SECURITY INTERESTS

     4.1 Security Interest in Collateral. To secure the prompt payment and performance to Lender of the Obligations, Borrower hereby grants to Lender a continuing Lien upon all of the following Property and interests in the following Property of Borrower, whether now owned or existing or hereafter created, acquired or arising and wheresoever located:

          (i) Pledged Contracts, Other Accounts, and rights to payment in connection therewith;

          (ii)      Equipment;

          (iii) General Intangibles, including Borrower's tax refunds and choses in action that do not relate to the Collateral;

          (iv) the Contribution and Servicing Agreements, and rights to payment in connection therewith;

          (v) Investment Property (as defined in the Code) consisting of all of Borrower's right, title, and interest in and to the Trust;

          (vi) All monies now or at any time or times hereafter in the possession or under the control of Lender or a bailee or Affiliate of Lender, and Deposit Accounts;

          (vii) All accessions to, substitutions for and all replacements, products and cash and non-cash Proceeds of (i) through (vi) above, including, without limitation, proceeds of and unearned premiums with respect to insurance policies insuring any of the Collateral; and

          (viii) All books and records (including, without limitation, customer lists, credit files, computer programs, print-outs, and other computer materials and records) of Borrower pertaining to any of (i) through (vii) above.

Notwithstanding the foregoing, the Collateral shall not include the Contributed Non-Accrual Contracts existing as of August 31, 1997, pursuant to Section 5.3 of the Reorganization Plan, and Lender shall be deemed to have released all of its liens in such Contributed Non-Accrual Contracts.

     4.2 Lien Perfection: Further Assurances. At Lender's request, Borrower shall execute such UCC-1 financing statements as are required by Lender and such other instruments, assignments or documents as Lender may deem necessary to perfect or continue the perfection of Lender's Lien upon any of the Collateral. Unless prohibited by applicable law, Borrower hereby authorizes Lender to execute and file any such financing statement on Borrower's behalf. The parties agree that a carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof. At Lender's request, Borrower shall also promptly execute or cause to be executed and shall deliver to Lender any and all documents, instruments and agreements deemed necessary by Lender to give effect to or carry out the terms or intent of the Loan Documents.

SECTION 5. COLLATERAL ADMINISTRATION

     5.1  General

          5.1.1 Location of Collateral. All Collateral will at all times be kept by Borrower at one or more of the business locations set forth in Exhibit A hereto (and the Deposit Accounts shall be kept at such locations listed in Exhibit D hereto) and shall not, without the prior written approval of Lender, be moved therefrom except, prior to an Event of Default and Lender's acceleration of the maturity of the Obligations in consequence thereof, for removals in connection with dispositions of Equipment that are authorized by
Section 7.2.4 hereof.

          5.1.2 Insurance of Collateral. Borrower shall maintain and pay for insurance upon all Collateral (other than Pledged Contracts and the Deposit Accounts) wherever located and with respect to Borrower's business, covering casualty, hazard, public liability and such other risks in such amounts and with such insurance companies as are reasonably satisfactory to Lender. The requirements for such insurance shall be consistent with the insurance that Borrower previously maintained under the terms of the Prior Loan Agreement. In addition, Borrower shall, at its own expense, obtain a security bond covering all of its employees, which are designated by Borrower to deliver to the Custodian and remove from the possession of the Custodian any Pledged Contracts and Auto Titles, in such amounts and with such insurance companies as are reasonably satisfactory to Lender. As with Borrower's insurance, the requirements for a security bond shall be consistent with the security bond that Borrower previously maintained under the terms of the Prior Loan Agreement. Borrower shall deliver copies of the originals of such policies to Lender with satisfactory lender's loss payable endorsements, naming Lender as loss payee, assignee or additional insured, as appropriate, and as Lender's interests may appear. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 30 days prior written notice to Lender in the event of cancellation of the policy for any reason whatsoever and a clause specifying that the interest of Lender shall not be impaired or invalidated by any act or neglect of Borrower or the owner of the Property or by the occupation of the premises for purposes more hazardous than are permitted by said policy.

If Borrower fails to provide and pay for such insurance, Lender may, at its option, but shall not be required to, procure the same at competitive market rates and charge Borrower therefor. Borrower agrees to deliver to Lender, promptly as rendered, true copies of all reports made in any reporting forms to insurance companies.

          5.1.3 Protection of Collateral. All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping the Collateral, any and all excise, property, sales, and use taxes imposed by any state, federal, or local authority on any of the Collateral or in respect of the sale thereof shall be borne and paid by Borrower. If Borrower fails to promptly pay any portion thereof when due, Lender may, at its option, but shall not be required to, pay the same and charge Borrower therefor. Lender shall not be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto (except for reasonable care in the custody thereof while any Collateral is in Lender's actual possession) or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, or other person whomsoever, but the same shall be at Borrower's sole risk.

     5.2  Administration of Contracts.

          5.2.1 Records and Schedules of Pledged Contracts. Borrower shall keep accurate and complete records of its Pledged Contracts and all payments and Collections thereon and shall submit to Lender the following:

                    (i) on a monthly basis on or before the 15th day of each month from and after the date hereof, or, during the existence of a Default or Event of Default, upon Lender's request, and for such shorter period of time as Lender may request, as the case may be, a summary of Collections and dilutions of Pledged Contracts for the preceding month, in form satisfactory to Lender;

                    (ii) on or before the 15th day of each month from and after the date hereof, or, during the existence of a Default or Event of Default, upon Lender's request, and for such shorter period of time as Lender may request, as the case may be, in form acceptable to Lender, a summary of aged Pledged Contracts balances (net of unearned finance charges) of all active Pledged Contracts (i.e., Pledged Contracts not purged, accelerated or otherwise terminated) existing as of the last day of the preceding month, as the case may be; and

                    (iii) on or before the 15th day of each month from and after the date hereof, or, during the existence of a Default or Event of Default, upon Lender's request, and for such shorter period of time as Lender may request, as the case may be, in form acceptable to Lender, a report setting forth the following:

                    (A) the actual monthly Collections received during the immediately preceding month, and compared to the forecasted Collections for such months, as such forecast is set forth in Exhibit D to the Disclosure Statement, and

                    (B) the actual monthly expenses of Borrower incurred during the immediately preceding month, and compared to the forecasted expenses of

                    Borrower for such month, as such forecast is set forth in Exhibit D to the Disclosure Statement.

                    (iv) during the existence of a Default or Event of Default, upon Lender's request therefor, copies of computer records pertaining to repayment histories, showing performance by month, delinquencies and Collections, and present status reports relating to the Pledged Contracts and such other matters and information relating to the status of then existing Pledged Contracts as Lender shall reasonably request.

          5.2.2 Pledged Contract Verification. After the occurrence and during the continuance of a Default or an Event of Default, any of Lender's officers, employees or agents shall have the right, at any time or times hereafter, in the name of Lender, any designee of Lender or Borrower, to verify the validity, amount or any other matter relating to any Pledged Contracts by mail, telephone, telegraph or otherwise. Borrower shall cooperate fully with Lender in an effort to facilitate and promptly conclude any such verification process.

          5.2.3 Maintenance of Clearing Account. Until payment in full of all Obligations, Borrower shall establish and maintain a procedure for its collections and cash management as follows:

                    (a) Clearing Account. Borrower shall maintain a clearing account pursuant to a lockbox arrangement acceptable to Lender with the Lockbox Bank. Borrower shall obtain the agreement by the Lockbox Bank in favor of Lender to waive any offset rights against the funds deposited in such account. Lender assumes no responsibility for such lockbox arrangement, including any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder. Borrower agrees that withdrawals from the Clearing Account are restricted, depending on the Property that generated the funds deposited in the Clearing Account, and that withdrawals may be made only by way of wire transfer initiated by Borrower and payable only as follows:

                              (i) to Lender, with respect to payments, other remittances and funds constituting Collateral;

                              (ii) to the Trust, with respect to payments, other remittances and funds constituting Property owned by the Trust; and

                              (iii)    to Borrower or to the Non-Accrual
                    Contract Trust (as defined in the Reorganization Plan), with respect to payments, other remittances and funds on Contributed. Non-Accrual Contracts pursuant to Section 5.3 of the Reorganization Plan and constituting Property other than Property described in clauses (i) and (ii) above.

                    (b) Fleet Account. Borrower specifically agrees that proceeds of the Collateral shall be deposited in the Clearing Account for wire transfer to the Fleet Account, and that, by way of illustration but not in limitation, the following are included within the meaning of proceeds of
Collateral: (1) Collections, (ii) distributions from the Trust; and (iii) Servicing Fees. Borrower shall initiate by way of wire transfer to the Fleet Account (as collateral for the Obligations) on the first Business Day following Borrower's receipt thereof, all payments and other remittances constituting the Collateral which are received in the lockbox; provided, however, that if Borrower receives any payment or other remittance as to which Borrower does not receive therewith, or otherwise have, sufficient information to verify that such payment or other remittance relates to a Pledged Contract, a distribution from the Trust, or a Servicing Fee, then Borrower shall deposit such payment or other remittance in the Fleet Account no later than the second Business Day after Borrower verifies that such payment or other remittance relates to a Pledged Contract, a distribution from the Trust, or a Servicing Fee.

                    (c) Operating Account. So long as no Event of Default has occurred and is continuing, then Lender will initiate by way of wire transfer, at Borrower's expense, to Borrower's operating account, for Borrower's use, provided such use does not violate the terms of the Reorganization Plan or this Agreement, on the next Business Day following Lender's receipt thereof, the payments and other remittances constituting the Collateral that were received as collected funds in the Fleet Account. If an Event of Default has occurred and is continuing, then Lender will have no obligation to transfer any funds from the Fleet Account to Borrower's operating account, and Lender may exercise Lender's remedies in Section 9 with respect to any funds in the Fleet Account and the Deposit Accounts.

          5.2.4 Collection of Pledged Contracts: Proceeds of Collateral. To expedite collection, Borrower shall endeavor in the first instance to make collection of its Pledged Contracts for Lender. All remittances received by Borrower on account of Pledged Contracts, together with the proceeds of any other Collateral (excluding, for so long as no Event of Default exists, funds in the Deposit Accounts) shall be held as Lender's property by Borrower as trustee of an express trust for Lender's benefit and Borrower shall immediately deposit same in kind in the Clearing Account. Lender retains the right at all times after the occurrence of an Event of Default to notify Account Debtors that Pledged Contracts have been assigned to Lender and to collect Pledged Contracts directly in its own name and to charge the collection costs and expenses, including attorneys' fees to Borrower.

     5.3 Payment of Charges. All amounts chargeable to Borrower under Section 5 hereof shall be Obligations secured by all of the Collateral, shall be payable and shall bear interest from the date such advance was made until paid in fall at the rate applicable to the Term Loan from time to time.

     5.4 Permitted Liens on Servicing Collateral. Lender agrees to consent to a Lien on all Equipment, General Intangibles, books and records, and related Intellectual Property (collectively, the "Servicing Collateral") in favor of a Person who hereafter extends credit to Borrower for the purpose of financing the purchase of Contracts, loans or receivables, and who is not an Affiliate of Borrower, subject to the following terms and conditions:

                    (a) each of Lender and such other Person shall have equal access to the Servicing Collateral for purposes of obtaining information regarding the Contracts, loans or receivables, in which such Person has a Lien;

                    (b) until the Obligations to Lender and the Indebtedness to such other Person have been paid in full, neither Fleet nor such Person may exercise any foreclosure remedies against the Servicing Collateral to the extent such exercise would interfere with the ability of the other to preserve its interest in the Servicing Collateral;

                    (c) Lender and such other Person shall have entered into a mutually acceptable intercreditor agreement pertaining to their respective security interests in the Servicing Collateral, which shall generally provide for equal rights with respect to the Servicing Collateral;

                    (d) the priority of the Lien of such Person may be junior to or equal in priority to, but not superior to, the priority of the Lien in favor of Lender;

                    (e) no Default or Event of Default has occurred and is continuing; and

                    (f) Lender shall receive all of the proceeds from any disposition of the Servicing Collateral after an Event of Default for application to the Obligations.

SECTION 6. REPRESENTATIONS AND WARRANTIES

     6.1 General Representations and Warranties. To induce Lender to enter into this Agreement Borrower warrants, represents and covenants to Lender that:

          6.1.1 Organization and Qualification . As of the Closing Date, Borrower is, and until the Obligations are repaid in full, Borrower will remain, an entity duly organized, validly existing and in good standing under the laws of Borrower's state of organization. Borrower is, and until the Obligations are repaid in full, Borrower will remain, duly qualified and authorized to do business and in good standing as a foreign corporation in each state or jurisdiction in which the failure of Borrower to be so qualified would have a material adverse effect on the financial condition, business or Properties of Borrower.

          6.1.2 Corporate Power and Authority. As of the Closing Date, Borrower is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and each of the other Loan Documents to which it is a party. The execution, delivery and performance of this Agreement and each of the other Loan Documents have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the shareholders of Borrower; (ii) contravene Borrower's, articles of incorporation or by-laws;
(iii) violate, or cause Borrower to be in default under, any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award in effect having applicability to Borrower; or (iv) result in, or require, the creation or imposition of any Lien (other than Permitted Liens) upon or with respect to any of the Properties now owned or hereafter acquired by Borrower.

          6.1.3 Legally Enforceable Agreement. As of the Closing Date, this Agreement is, and each of the other Loan Documents when delivered under this Agreement will be, a legal, valid and binding obligation of Borrower enforceable against it in accordance with its respective terms.

          6.1.4 Title to Properties, Priority of Liens. Borrower has and, until the Obligations are repaid in full, Borrower will continue to have, good title to all of the Collateral free and clear of all Liens except Permitted Liens. Borrower has paid or discharged, and, until the Obligations are repaid in full, Borrower will continue to pay and discharge, all lawful claims which, if unpaid, might become a Lien against any of the Collateral that is not a Permitted Lien. The Liens granted to Lender under Section 4 hereof are first priority Liens, subject only to Permitted Liens.

          6.1.5 Servicing Equipment. The Servicing Equipment is in good operating condition and repair, and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the Servicing Equipment shall be maintained and preserved, reasonable wear and tear excepted. Borrower will not permit any of the Servicing Equipment to become affixed to any real Property leased to Borrower so that an interest arises therein under the real estate laws of the applicable jurisdiction unless the landlord of such real Property has executed a landlord waiver or leasehold mortgage in favor of and in form acceptable to Lender, and Borrower will not permit any of the Servicing Equipment to become an accession to any personal Property other than Servicing Equipment that is subject to first priority (except for Permitted Liens) Liens in favor of Lender.

          6.1.6 Intellectual Property. Borrower owns or possesses all the Intellectual Property necessary for the conduct of its business and all the Intellectual Property related to or used in connection with Servicing Equipment, in each case without any known conflict with the rights of others. All such Intellectual Property is listed on Exhibit B hereto as of the date hereof.

          6.1.7 Trade Relations. There exists no actual or threatened termination, cancellation or limitation of, or any modification or change in, the business relationship between Borrower and any Collection Agents or any group of Collection Agents whose services individually or in the aggregate are material to the business of Borrower; and there exists no present condition or state of facts or circumstances which would materially affect adversely Borrower or prevent Borrower from conducting such business after the consummation of the transaction contemplated by this Agreement in substantially the same manner in which it has heretofore been conducted.

     6.2 Continuous Nature of Representations and Warranties. Except with regard to representations and warranties that, by their stated terms, are limited by or designated as being applicable to a specific time or period of time, each representation and warranty contained in this Agreement and the other Loan Documents shall be continuous in nature and shall remain accurate, complete and not misleading at all times during the term of this Agreement, except for changes in Borrower's business or operations that would render the information in any Exhibit attached hereto either inaccurate, incomplete or misleading, so long as such changes have been disclosed confidentially to Lender or disclosed publicly by Borrower or such changes are expressly permitted by this Agreement.

     6.3 Survival of Representations and Warranties. All representations and warranties of Borrower contained in this Agreement or any of the other Loan Documents shall survive the execution, delivery and acceptance thereof by Lender and the parties thereto and the closing of the transactions described therein or related thereto.

SECTION 7. COVENANTS AND CONTINUING AGREEMENTS

     7.1 Affirmative Covenants. During the term of this Agreement, and thereafter for so long as there are any Obligations to Lender, Borrower shall:

          7.1.1 Visits and Inspections. Permit representatives of Lender, from time to time, as often as may be reasonably requested, but only during normal business hours, to visit and inspect the Properties of Borrower, inspect, audit and make extracts from its books and records and discuss with its officers, its employees and its independent accountants, Borrower's and each of its Subsidiaries' business, assets, liabilities, financial condition, business prospects and results of operations. Furthermore, and not in limitation of the foregoing, Borrower shall permit Lender to visit Borrower's Properties and the storage facility of the Custodian, from time to time, as often as may be reasonably requested, but only during the normal business hours of Borrower and Custodian, as the case may be, to conduct inspections and audits of Borrower's Pledged Contracts and related Auto Titles, and the records relating thereto, in order for Lender to test the segregation of the Collateral and the proper allocation of cash Collections from Pledged Contracts.

          7.1.2 Notices. Promptly notify Lender in writing of the occurrence of any event or the existence of any fact which renders any representation or warranty in this Agreement or any of the other Loan Documents inaccurate, incomplete or misleading.

          7.1.3 Financial Statements. Keep adequate records and books of account with respect to its business activities in which proper entries are made in accordance with GAAP reflecting all its financial transactions; and cause to be prepared and furnished to Lender the following (all to be prepared in accordance with GAAP applied on a consistent basis, unless Borrower's certified public accountants concur in any change therein and such change is disclosed to Lender and is consistent with GAAP):

                    (i) not later than 120 days after the close of each fiscal year of Borrower, unqualified audited financial statements of Borrower and its Subsidiaries as of the end of such year, on a Consolidated and consolidating basis, certified by Ernst & Young, L.L.P. or by such other firm of independent certified public accountants of recognized standing selected by Borrower but acceptable to Lender (except for a qualification for a change in accounting principles with which the accountant concurs);

                    (ii) not later than 45 days after the end of each month hereafter, including the last month of Borrower's fiscal year, unaudited interim financial statements of Borrower and its Subsidiaries as of the end of such month and of the portion of Borrower's financial year then elapsed, on a Consolidated and consolidating basis, certified by the principal financial officer of Borrower as prepared in accordance with GAAP and fairly presenting the Consolidated financial position and results of operations of Borrower and its Subsidiaries for such month and period subject only to changes from audit and year-end adjustments and except that such statements need not contain notes;

                    (iii) promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports which Borrower has made available to its shareholders, and copies of any regular, periodic and special reports or registration statements which Borrower files with the Securities and Exchange Commission, including the Securities and Exchange Commission's Form 10-K and Form 10-Q reports, or any governmental authority which may be substituted therefor, or any national securities exchange;

                    (iv) promptly after the filing thereof, copies of any annual report to be filed with ERISA in connection with each Plan;

                    (v) promptly after the initiation thereof, copies of materials relating to actions, suits, proceedings or investigations against or affecting Borrower, or the business, operations, Properties, prospects, profits or condition of Borrower in each case that exceed $100,000 as the amount in controversy, or that could be reasonably expected to have a material adverse effect on Borrower's financial condition or results of operations;

                    (vi) such other data and information (financial and otherwise) as Lender, from time to time, may reasonably request, bearing upon or related to the Collateral or Borrower's financial condition or results of operations.

Concurrently with the delivery of the financial statements described in clause
(i) of this Section 7.1.3, Borrower shall forward to Lender a copy of the accountants' letter to Borrower's management, if any, that is prepared in connection with such financial statements.

          7.1.4 Landlord and Storage Agreements. Provide Lender with copies of all agreements between Borrower and any landlord or warehouseman which owns any premises at which any Pledged Contracts or related Auto Titles may, from time to time, be kept.

          7.1.5 Possession of Pledged Contracts and Auto Titles by Custodian. The Custodian shall maintain possession of Pledged Contracts and related Auto Titles according to the terms and conditions of the Custodial Agreement.

          7.1.6 Delivery of Pledged Contracts and Auto Titles. Upon the occurrence and during the continuance of an Event of Default, upon Lender's request Borrower shall at Borrower's own expense, (i) physically deliver to Lender or its agent original Auto Titles in its possession for all vehicles securing any of the Pledged Contracts and original copies of its Pledged Contracts in its possession and all related documents and instruments, and all files, certificates of title, correspondence, appraisals, computer programs, tapes, discs, cards, accounting records and other information and data relating to the Collateral and (ii) duly note or cause to be duly noted Lender's name on each Auto Title securing a Pledged Contract pursuant to the proper certificate of title act in the proper state, so that Lender will have a perfected security interest in the motor vehicles purchased pursuant to any Pledged Contract. Failure to deliver any Pledged Contract or related Auto Title, or failure to deliver physical possession of any instruments, documents or writings in respect of any Pledged Contract as provided herein shall not invalidate Lender's lien and security interest therein, except to the extent that possession may be required by applicable law for the perfection of said lien or security interest, in which latter case, the Pledged Contract shall be deemed to be held by the Borrower as the custodial agent of Lender, for the benefit of Lender. Failure of Lender to demand or require Borrower to include any Pledged Contract or related Auto Title securing a Pledged Contract in any schedule, to execute any schedule, to assign and deliver any schedule or to deliver physical possession of any instruments, documents, or writings related to any Pledged Contract shall not relieve Borrower of its duty so to do.

          7.1.7 Landlord's Consent Letter. Borrower shall use its best efforts to obtain for Lender for each leased location of Borrower, landlord consent letters from each of the landlords from whom Borrower leases real property, in form and substance satisfactory to Lender.

          7.1.8 Licensor's Consent Letter. Borrower shall use its best efforts to obtain for Lender consent letters from each of the licensors listed in Exhibit E hereto from whom Borrower licenses Intellectual Property relating to the servicing and administering of Pledged Contracts, in form and substance satisfactory to Lender.

          7.1.9 Taxes. Until the Obligations are repaid in full, Borrower will continue to pay and make provision for the payment of, all taxes, assessments, fees, levies and other governmental charges upon it, its income and Properties as and when such taxes, assessments, fees, levies and charges that are due and payable, unless and to the extent any thereof are being actively contested in good faith and by appropriate proceedings and Borrower maintains reasonable reserves on its books therefor.

          7.1.10 Compliance with Laws. Until the Obligations are repaid in full, Borrower will continue to comply with, and its Properties, business operations and leaseholds will continue to be in compliance in all material respects with, the provisions of all federal, state and local laws, rules and regulations applicable to Borrower, its Properties or the conduct of its business.

          7.1.11 Amendments to Securitization Documents. Provide Lender with prior written notice of any amendment or modification to the Securitization Documents. Prior to entering into any amendment or modification to the Securitization Documents, Borrower shall deliver to Lender true, correct and complete drafts of such amendment or modification and copies of the executed amendment or modification promptly upon execution.

          7.1.12 Duties of Collection and Administration. Borrower shall service, manage, administer, and make Collections on the Pledged Contracts and shall do any and all things which it may deem necessary or desirable in connection therewith which are consistent with this Agreement. Borrower shall service and administer the Pledged Contracts by employing such procedures (including collection procedures) and degree of care, in each cash consistent with prudent industry standards, as are customarily employed by Borrower in servicing and administering motor vehicle retain installment sales contracts and notes owned or serviced by Borrower comparable to the Pledged Contracts. In performing such duties, Borrower shall comply with Borrower's Credit and Collection Policy. Payments by or on behalf of Account Debtors shall be allocated by Borrower to scheduled payments, late fees, other charges, and principal and interest in accordance with the terms of the Pledged Contracts and Borrower's normal servicing practices and procedures (which shall be Borrower's Credit and Collection Policy). Borrower's obligations to collect and administer Pledged Contracts shall include, without limitation, collection and posting of all payments, responding to inquiries of Account Debtors, investigating delinquencies, sending payment coupons to Account Debtors, reporting any required tax information to Account Debtors or to such other Persons as may be required in connection with servicing the Pledged Contracts, monitoring the collateral, and accounting for Collections. Borrower shall also (i) perform all obligations of Borrower under the Pledged Contracts and (ii) administer and enforce all rights of Borrower under the Dealer Agreements including, but not limited to, the right to require Dealers to repurchase Pledged Contracts for breaches of representations and warranties made by the Dealers.

          7.1.13 Costs and Expenses. After Borrower's payment of that portion of the Allowed Fleet Expenses to be paid under the Reorganization Plan on the Effective Date of the Reorganization Plan, pay the balance of the Allowed Fleet Expenses and any and all of TCB's costs, fees (including attorneys' and other professionals' fees) and other expenses incurred in connection with the Bankruptcy Proceedings and allowed by the Bankruptcy Court, without reduction, in 6 equal, or substantially equal, monthly installments, commencing on October 31, 1997, and continuing on November 30, 1997, December 26, 1997, January 31, 1998, February 28, 1998 and March 31, 1998 until paid in full, without any interest except interest at the Default Rate after the occurrence and during the continuance of an Event of Default; provided, however, such costs, fees and expenses represent actual out-of-pocket costs, fees and expenses incurred by Lender and TCB and such attorneys' and other professionals' fees consist of fees billed at the regular and normal hourly rates of such professionals, without any allowance for premiums, surcharge or increase in such hourly rates that might otherwise be applied given the complexity and demands of the Bankruptcy Proceedings (other than increases charged to all clients of the firms) and that are not otherwise unreasonable.

     7.2 Negative Covenants. During the term of this Agreement, and thereafter for so long as there are any Obligations to Lender, Borrower covenants that it will not:

          7.2.1 Limitation on and Deferral of Payment to Other Creditors. Make any payments to holders of Unsecured Claims, Dealer Claims and the Jaymed Claim prior to the Maturity Date, except as may be permitted under the Reorganization Plan.

          7.2.2 Mergers: Consolidations: Acquisitions. Merge or consolidate with any Person; nor acquire all or any substantial part of the Properties of any Person, provided that Borrower may acquire Properties of another Person.

          7.2.3 Limitation on Liens. Create or suffer to exist, any Lien upon any of the Collateral whether now owned or hereafter acquired, except:

                    (i)       Liens at any time granted in favor of Lender;

                    (ii) Liens for taxes (excluding any Lien imposed pursuant to any of the provisions of ERISA) not yet due, or being contested in the manner described in Section 7.1.9 hereto, but only if in Lender's judgment such Lien does not adversely affect Lender's rights or the priority of Lender's Lien in the Collateral;

                    (iii) Liens arising in the ordinary course of Borrower's business by operation of law or regulation, but only if payment in respect of any such Lien is not at the time required and such Liens do not, in the aggregate, materially detract from the value of the Property of Borrower or materially impair the use thereof in the operation of Borrower's business;

                    (iv)      such other Liens as appear on Exhibit C hereto;

                    (v) such other Liens as Lender may hereafter approve in writing;

                    (vi) liens in favor of Prudential Securities Credit Corporation but only to the extent that they secure Indebtedness to Prudential Securities Credit Corporation as of the Petition Date or refinancings thereof pursuant to the Reorganization Plan; and

                    (vii) Liens on Servicing Collateral, as contemplated and permitted by Section 5.4.

          7.2.4 Disposition of Assets. Sell, lease or otherwise dispose of any of the Collateral, including any disposition of Collateral as part of a sale and leaseback transaction, to or in favor of any Person, except (i) dispositions expressly authorized by this Agreement, and (ii) sales or other dispositions of Equipment in the ordinary course of its business, subject, however, to the following proviso. Borrower will not sell, lease or otherwise dispose of or transfer any of the Equipment or any part thereof without the prior written consent of Lender; provided, however, that the foregoing restriction shall not apply, for so long as no Default or Event of Default exists, and so long as Borrower maintains adequate Servicing Equipment to service and administer the Pledged Contracts in the ordinary course of Borrower's business.

          7.2.5 Change of Locations. Borrower will not change the location of its chief executive office or any other place of business from those listed on Exhibit A hereto, without giving Lender at least 30 days prior written notice of the new location of its chief executive office or other place of business, as the case may be, and delivering to Lender UCC-1 financing statements or UCC-3 amendments, as appropriate, reflecting any new location prior to such change in location.

          7.2.6 Amendments to Securitization Documents. Amend or modify the Securitization Documents in any manner that would have an adverse affect, as determined by Lender in its discretion, on the Trust, the Collections that the Trust would otherwise receive on the Series 1996A Notes or the Series 1996B Notes (as such terms are defined in the Contribution and Servicing Agreements), Lender's Lien on Borrower's interest in the Trust, or the timing or amount of any distribution from the Trust to Borrower.

          7.2.7 Amendments to Reorganization Plan. Amend or modify the Reorganization Plan in any manner that would alter the treatment afforded the Claims of Lender, alter the treatment afforded the Unsecured Claims, Dealer Claims, or the Jaymed Claims, or otherwise have an adverse affect on Lender, as determined by Lender in its discretion.

          7.2.8 Amendments to Contribution and Servicing Agreements. Amend or modify either of the Contribution and Servicing Agreements in any manner that would have an adverse affect, as determined by Lender in its discretion, on the timing or amount of any fees or distributions therefrom to Borrower.

          7.2.9 Money Borrowed. Incur any Indebtedness after the Closing Date hereof for Money Borrowed.

SECTION 8. CONDITIONS PRECEDENT

Notwithstanding any other provision of this Agreement or any of the other Loan Documents, and without affecting in any manner the rights of Lender under the other sections of this Agreement, this Agreement shall not be effective unless and until each of the following conditions has been and continues to be satisfied:

     8.1 Documentation. Lender shall have received, in form and substance satisfactory to Lender and its counsel, a duly executed copy of this Agreement and the other Loan Documents, together with such additional documents, instruments and certificates as Lender and its counsel shall require in connection therewith from time to time, all in form and substance satisfactory to Lender and its counsel, including, but not limited to, the following documents:

          (a) copies of all filing receipts or acknowledgments issued by any governmental authority to evidence any filing or recordation necessary to perfect the Liens of Lender in the Collateral;

          (b) the written opinions of Baker & McKenzie and Weil, Gotshal & Manges, L.L.P., counsel to Borrower, regarding Borrower and the execution of this Agreement and the Other Agreements executed in connection with this Agreement, and the transactions contemplated hereby, to be in form and substance satisfactory to Lender;

          (c) the Trademark Security Agreement, the Trust Pledge Agreement, the Guaranty, and the Releases shall have been executed, and shall be in form and substance satisfactory to Lender, in its sole discretion, and true and correct copies of such executed documents shall have been delivered to Lender; and

          (d) such other documents evidencing Borrower's pledge of its Deposit Accounts in favor of Lender (including acknowledgment letters from the Depositaries) shall have been executed, and shall have been in the form attached as Exhibit F hereto.

     8.2  No Default. No Default or Event of Default shall exist.

     8.3 Reorganization Plan. The Effective Date shall have occurred under the Reorganization Plan and each of the "Implementing Actions" described in Section
11.1 of the Reorganization Plan shall have occurred unless waived in writing by Lender.

SECTION 9. EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT

     9.1 Events of Default. The occurrence of one or more of the following events shall constitute an "Events of Default":

          9.1.1 Payment of Obligations. Borrower shall fail to pay all or any portion of the obligations within ten (10) days after the due date thereof, or Borrower shall fail to pay the entire accelerated amount of the Obligations upon or after the occurrence of any Event of Default (the "Fleet Payment Default").

          9.1.2 Misrepresentations. Any representation, warranty or other statement made or furnished to Lender by or on behalf of Borrower in this Agreement, any of the other Loan Documents or any instrument, certificate or financial statement furnished in compliance with or in reference thereto proves to have been false or misleading in any material respect when made or furnished and the misrepresentation is not corrected to Lender's satisfaction within 30 days of the sooner to occur of Borrower's receipt of notice of such misrepresentation from Lender or the date on which such misrepresentation first becomes known to any officer of Borrower.

          9.1.3 Breach of Covenants. Borrower shall fail or neglect to perform, keep or observe any covenant contained in this Agreement (other than a covenant which is dealt with specifically elsewhere in Section 9.1 hereof) on the date that Borrower is required to perform, keep or observe such covenant; and the breach or default of such other covenant is not cured to Lender's satisfaction within 30 days after the sooner to occur of Borrower's receipt of notice of such breach from Lender or the date on which such failure, neglect, or default first becomes known to any officer of Borrower.

          9.1.4 Default Under Security Documents/Other Agreements. Any event of default shall occur under, or Borrower shall default in the performance or observance of any Term, covenant, condition or agreement contained in, any of the Security Documents or the Other Agreements and such default shall continue beyond any applicable grace period.

          9.1.5 Insolvency and Related Proceedings. Borrower shall dissolve, merge, liquidate (other than as contemplated by the Reorganization Plan) suffer the appointment of a receiver, trustee, custodian or similar fiduciary for any of the Collateral or any material part of Borrower's Property, or shall make an assignment for the benefit of creditors, or shall have its Bankruptcy Proceedings converted to a case under Chapter 7 of the Bankruptcy Code, or any petition for an order for relief shall be filed by or against Borrower under the Bankruptcy Code (if against Borrower, the continuation of such proceeding for more than 30 days), or Borrower shall make any offer of settlement, extension or composition to its unsecured creditors generally.

          9.1.6 Judgments. Any money judgment, writ of attachment or similar process, which is not otherwise bonded against and stayed on appeal, (i) in excess of $250,000 (net of any amounts satisfied by insurance) or (ii) which has a material adverse effect on the business or properties of Borrower, is filed against Borrower or any of its Property, and the breach or default of such covenant is not cured to Lender's satisfaction within 30 days after the sooner to occur of Borrower's receipt of notice of such breach or default from Lender or the date on which such failure, neglect, or default first becomes known to any officer of Borrower.

          9.1.7 Default by Custodian. Default by Custodian under the Custodial Agreement and the default is not cured to Lender's satisfaction within 30 days after the sooner to occur of Borrower's receipt of notice of such breach or default from Lender or the date on which such failure, neglect, or default first becomes known to any officer of Borrower.

          9.1.8 Default Under Contribution and Servicing Agreements. Borrower shall revoke, discontinue or terminate, or attempt to revoke, discontinue or terminate its obligations as servicer under the Contribution and Servicing Agreement or Borrower's obligations as servicer under the Contribution and Servicing Agreement are otherwise terminated, and the breach or default of such covenant is not cured to Lender's satisfaction within 30 days after the sooner to occur of Borrower's receipt of notice of such breach or default from Lender or the date on which such failure, neglect, or default first becomes known to any officer of Borrower.

          9.1.9 Default Under Reorganization Plan. Borrower fails to perform its obligations under, or comply with the provisions of, either the Reorganization Plan or the order of the Bankruptcy Court confirming Borrower's Reorganization Plan in the Bankruptcy Proceedings (other than the obligations and provisions relating to the Lender), as determined by the Bankruptcy Court, and the Bankruptcy Court further determines that such failure has not been cured or waived; provided that such failure shall not be an Event of Default under this Section 9.1.9 if the Bankruptcy Court determines that such failure does not warrant the exercise of available remedies against Borrower.

     9.2 Acceleration of the Obligations. Without in any way limiting the right of Lender to demand payment of any portion of the Obligations payable on demand in accordance with Section 3.1 hereof, upon or at any time after the occurrence of an Event of Default, all or any portion of the Obligations shall, at the option of Lender and without presentment, demand, protest notice of intent to accelerate, notice of acceleration, or further notice by Lender except to the extent notice is expressly provided for in this Agreement, become at once due and payable and Borrower shall forthwith pay to Lender, the full amount of such Obligations, provided, that upon the occurrence of an Event of Default specified in Section 9.1,4 hereof, all of the Obligations shall become automatically due and payable without declaration, notice or demand by Lender.

     9.3 Other Remedies. Upon and after the occurrence of an Event of Default, Lender shall have and may exercise from time to time the following rights and remedies:

          9.3.1 All of the rights and remedies of a secured party under the Code or under other applicable law, and all other legal and equitable rights to which Lender may be entitled, all of which rights and remedies shall be cumulative and shall be in addition to any other rights or remedies contained in this Agreement or any of the other Loan Documents, and none of which shall be exclusive.

          9.3.2 The right to take immediate possession of the Collateral, and to (i) require Borrower to assemble the Collateral, at Borrower's expense, and make it available to Lender at a place designated by Lender which is reasonably convenient to both parties, (ii) enter any premises where any of the Collateral shall be located and to keep and store the Collateral on said premises until sold (and if said premises be the Property of Borrower, Borrower agrees not to charge Lender for storage thereof), and (iii) to take control of all Collections on Pledged Contracts and to apply all payments and remittances constituting the Collateral to the Obligations on as frequent a basis as Lender deems desirable.

          9.3.3 The right to take possession of the Collateral, and to thereafter collect upon the Pledged Contracts and Other Accounts, settle and adjust disputes and claims in relation to the Pledged Contracts and Other Accounts directly with Account Debtors for amounts and upon terms which Lender considers advisable, and in such cases, Lender will credit Borrower's Loan Account with only the net amounts received by Lender in payment of such disputed Pledged Contracts and Other Accounts, after deducting all of Lender's expenses incurred or expended in connection therewith. In connection with the foregoing, Lender is hereby granted a license and other right to use, without charge, all of the Collateral to collect the Pledged Contracts and Other Accounts.

          9.3.4 The right to sell or otherwise dispose of all or any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale or sales, with such notice as may be required by law, in lots or in bulk, for cash or on credit, all as Lender, in its sole discretion, may deem advisable. Borrower agrees that 10 days written notice to Borrower of any public or private sale or other disposition of Collateral shall be reasonable notice thereof, and such sale shall be at such locations as Lender may designate in said notice. Lender shall have the right to conduct such sales on Borrower's premises, without charge therefor, and such sales may be adjourned from time to time in accordance with applicable law. Lender shall have the right to sell, lease or otherwise dispose of the Collateral, or any part thereof, for cash, credit or any combination thereof, and Lender may purchase all or any part of the Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Obligations. The proceeds realized from the sale of any Collateral may be applied, after allowing 2 Business Days for collection, first to the costs, expenses and attorneys' fees incurred by Lender in collecting the Obligations, in enforcing the rights of Lender under the Loan Documents and in collecting, retaking, completing, protecting, removing, storing, advertising for sale, selling and delivering any Collateral, second to the interest due upon any of the Obligations; and third, to the principal of the Obligations. If any deficiency shall arise, Borrower shall remain liable to Lender therefor.

          9.3.5 Lender is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, tradenames, trademarks and advertising matter, or any Property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral.

     9.4 Remedies Cumulative: No Waiver All covenants, conditions, provisions, warranties, guaranties, indemnities, and other undertakings of Borrower contained in this Agreement and the other Loan Documents, or in any document referred to herein or contained in any agreement supplementary hereto or in any schedule given to Lender or contained in any other agreement between Lender and Borrower, heretofore, concurrently, or hereafter entered into, shall be deemed cumulative to and not in derogation or substitution of any of the terms, covenants, conditions, or agreements of Borrower herein contained. The failure or delay of Lender to require strict performance by Borrower of any provision of this Agreement or to exercise or enforce any rights, Liens, powers, or remedies hereunder or under any of the aforesaid agreements or other documents or security or Collateral shall not operate as a waiver of such performance, Liens, rights, powers and remedies, but all such requirements, Liens, rights, powers, and remedies shall continue in full force and effect until the Term Loan and all other Obligations owing or to become owing from

Borrower to Lender shall have been fully satisfied. None of the undertakings, agreements, warranties, covenants and representations of Borrower contained in this Agreement or any of the other Loan Documents and no Event of Default by Borrower under this Agreement or any other Loan Documents shall be deemed to have been suspended or waived by Lender, unless such suspension or waiver is by an instrument in writing specifying such suspension or waiver and is signed by a duly authorized representative of Lender and directed to Borrower.

SECTION 10. MISCELLANEOUS

     10.1 Power of Attorney. Borrower hereby irrevocably designates, makes, constitutes and appoints Lender (and all Persons designated by Lender) as Borrower's true and lawful attorney (and agent-in-fact) and Lender, or Lender's agent, may, without notice to Borrower and in either Borrower's or Lender's name, but at the cost and expense of Borrower:

          10.1.1 At such time or times upon or after the occurrence of a Default or an Event of Default as Lender or said agent, in its sole discretion, may determine, endorse Borrower's name on any checks, notes, acceptances, drafts, money orders or any other evidence of payment or proceeds of the Collateral which come into the possession of Lender or under Lender's control.

          10.1.2 At such time or times upon or after the occurrence of an Event of Default as Lender or its agent in its sole discretion may determine:
(i) demand payment of the Pledged Contracts from the Account Debtors, enforce payment of the Pledged Contracts by legal proceedings or otherwise, and generally exercise all of Borrower's rights and remedies with respect to the collection of the Pledged Contracts; (ii) settle, adjust, compromise, discharge or release any of the Pledged Contracts or other Collateral or any legal proceedings brought to collect any of the Pledged Contracts or other Collateral;
(iii) sell or assign any of the Pledged Contracts and other Collateral upon such terms, for such amounts and at such time or times as Lender deems advisable;
(iv) take control, in any manner, of any item of payment or proceeds relating to any Collateral; (v) prepare, file and sign Borrower's name to a proof of claim in bankruptcy or similar document against any Account Debtor or to any notice of lien, assignment or satisfaction of lien or similar document in connection with any of the Collateral; (vi) receive, open and dispose of all mail addressed to Borrower and to notify postal authorities to change the address for delivery thereof to such address as Lender may designate; (vii) endorse the name of Borrower upon any of the items of payment or proceeds relating to any Collateral and deposit the same to the account of Lender on account of the Obligations;
(viii) endorse the name of Borrower upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Pledged Contracts and any other Collateral; (ix) use Borrower's stationery and sign the name of Borrower to verifications of the Pledged Contracts and notices thereof to Account Debtors; (x) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Pledged Contracts, Equipment and any other Collateral; (xi) make and adjust claims under policies of insurance; and (xii) do all other acts and things necessary, in Lender's determination, to fulfill Borrower's obligations under this Agreement.

     10.2 INDEMNITY. BORROWER HEREBY INDEMNIFIES, HOLDS LENDER HARMLESS AND SHALL DEFEND LENDER AND ITS DIRECTORS, OFFICERS, AGENTS, COUNSEL AND EMPLOYEES ("INDEMNIFIED PERSONS") FROM AND AGAINST ANY AND ALL LOSSES, LIABILITIES, DAMAGES, COSTS, EXPENSES, SUITS, ACTIONS, CAUSES OF ACTION, AND PROCEEDINGS CAUSED OR ASSERTED BY THIRD PARTIES ("LOSSES") EVER SUFFERED OR INCURRED BY ANY INDEMNIFIED PERSON (INCLUDING REASONABLE ATTORNEYS FEES AND LEGAL EXPENSES) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION CONTEMPLATED HEREBY, INCLUDING, WITHOUT LIMITATION, ANY LOSSES CAUSED BY THE NEGLIGENCE OF SUCH INDEMNIFIED PERSON, BUT NOT INCLUDING ANY LOSSES CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PERSON, AND BORROWER SHALL REIMBURSE THE LENDER AND EACH OTHER INDEMNIFIED PERSON FOR ANY EXPENSES (INCLUDING IN CONNECTION WITH THE INVESTIGATION OF, PREPARATION FOR OR DEFENSE OF ANY ACTUAL OR THREATENED CLAIM, ACTION OR PROCEEDING ARISING THEREFROM, INCLUDING ANY SUCH COSTS OF RESPONDING TO DISCOVERY REQUESTS OR SUBPOENAS). IN ADDITION, BORROWER SHALL DEFEND LENDER AGAINST AND SAVE IT HARMLESS FROM ALL CLAIMS OF ANY PERSON (OTHER THAN BORROWER) WITH RESPECT TO THE COLLATERAL. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THESE INDEMNITIES SHALL EXTEND TO ANY CLAIMS ASSERTED AGAINST LENDER OR ANY OTHER INDEMNIFIED PERSON (OTHER THAN BORROWER) BY ANY PERSON UNDER ANY ENVIRONMENTAL LAWS OR SIMILAR LAWS BY REASON OF BORROWER'S OR ANY OTHER PERSON'S FAILURE TO COMPLY WITH LAWS APPLICABLE TO SOLID OR HAZARDOUS WASTE MATERIALS OR OTHER TOXIC SUBSTANCES. EACH INDEMNIFIED PERSON MAY SELECT ITS OWN COUNSEL WITH RESPECT TO LOSSES, IN ADDITION TO ANY BORROWER'S COUNSEL, AND SHALL BE INDEMNIFIED THEREFOR HEREUNDER. NOTWITHSTANDING ANY CONTRARY PROVISION IN THIS AGREEMENT, THE OBLIGATION OF BORROWER UNDER THIS SECTION 10.2 SHALL SURVIVE THE PAYMENT IN FULL OF THE OBLIGATIONS AND THE TERMINATION OF THIS AGREEMENT.

     10.3 Modification of Agreement: Sale of Interest. This Agreement may not be modified, altered or amended, except by an agreement in writing signed by Borrower and Lender. Borrower may not sell, assign or transfer any interest in this Agreement, any of the other Loan Documents, or any of the Obligations, or any portion thereof, including, without limitation, Borrower's rights, title, interests, remedies, powers, and duties hereunder or thereunder. Borrower hereby consents to Lender's participation, sale, assignment, transfer or other disposition, at any time or times hereafter, of this Agreement and any of the other Loan Documents, or of any portion hereof or thereof, including, without limitation, Lender's rights, title, interests, remedies, powers, and duties hereunder or thereunder. In the case of an assignment, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as it would if it were "Lender" hereunder and shall be accorded all of the rights of the Lender with respect to exercise of the right of set off against any deposits, credit balances, or other funds of the Borrower which are or may be in its possession. Lender shall be relieved of all obligations hereunder upon any such assignments. Borrower agrees that it will use its best efforts to assist and cooperate with Lender in any manner reasonably requested by Lender to effect the sale of participations in or assignments of any of the Loan Documents or any portion thereof or interest therein, including, without limitation, assisting in the preparation of appropriate disclosure documents. Borrower further agrees that Lender may disclose credit information regarding Borrower and its Subsidiaries to any potential participant or assignee. Without the prior consent of Borrower, which consent shall not be unreasonably withheld, Lender shall not sell or assign its interest in this Agreement, the Loan Documents and the Term Loan if after giving effect to such sale or assignment, Lender will maintain less than a 51% beneficial interest in this Agreement, the Loan Documents and the Term Loan; provided, however, that the consent of Borrower shall not be required if such sale, assignment, transfer or disposition is part of the transfer of all or a substantial part of Lender's entire loan portfolio.

     10.4 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     10.5 Successors and Assigns. This Agreement, the Other Agreements and the Security Documents shall be binding upon and inure to the benefit of the successors and assigns of Borrower and Lender permitted under Section 10.3 hereof.

     10.6 Cumulative Effect: Conflict of Terms. The provisions of the Other Agreements and the Security Documents are hereby made cumulative with the provisions of this Agreement. Except as otherwise provided in Section 3.2 hereof and except as otherwise provided in any of the other Loan Documents by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in direct conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control. To the extent that the terms providing for payment of the Obligations in the Reorganization Plan conflict with the terms providing for payment of the Obligations in this Agreement or the Other Agreements, the terms of the Reorganization Plan shall control.

     10.7 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

     10.8 Notice. Except as otherwise provided herein, all notices, requests and demands to or upon a party hereto, to be effective, shall be in writing and shall be sent by certified or registered mail, return receipt requested, by personal delivery against receipt, by overnight courier or by facsimile and, unless otherwise expressly provided herein, shall be deemed to have been validly served, given or delivered immediately when delivered against receipt, one Business Day after deposit in the mail, postage prepaid, or with an overnight courier or, in the case of facsimile notice, when sent, addressed as follows:

          If to Lender:       Fleet Capital Corporation
                              2711 Haskell Avenue, Suite 2100
                              Dallas, Texas 75204
                              Attention:  Loan Administration Manager
                              Facsimile No.: (214) 828-6530

          With a copy to:     Hughes & Luce, L.L.P.

                              1717 Main Street, Suite 2800
                              Dallas, Texas 75201
                              Attention:  James W. Sargent, Esq.
                              Facsimile No: (214)939-6100

          If to Borrower:     Jayhawk Acceptance Corporation
                              2001 Bryan Tower, Suite 600
                              Dallas, Texas 75201
                              Attention: Jack Smith
                              Facsimile No:  (214)855-3810

          With a copy to:     Baker & McKenzie
                              2001 Ross Avenue, Suite 4500
                              Dallas, Texas
                              Attention: Alan G. Harvey, Esq.
                              Facsimile No.: (214) 978-3099

or to such other address as each party may designate for itself by notice given in accordance with this Section 10.8.

     10.9 Lender's Consent. Whenever Lender's consent is required to be obtained under this Agreement, any of the Other Agreements or any of the Security Documents as a condition to any action, inaction, condition or event, Lender shall be authorized to give or withhold such consent in its sole and absolute discretion and to condition its consent upon the giving of additional collateral security for the Obligations, the payment of money or any other matter.

     10.10 Credit Inquiries. Borrower hereby authorizes and permits Lender to respond to usual and customary credit inquiries from third parties concerning Borrower or any of its Subsidiaries.

     10.11 Time of Essence. Time is of the essence of this Agreement, the Other Agreements and the Security Documents.

     10.12 Entire Agreement. This Agreement and the other Loan Documents, together with all other instruments, agreements and certificates executed by the parties in connection therewith or with reference thereto, embody the entire understanding and agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and inducements, whether express or implied, oral or written. No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

     10.13 Non-applicability of Chapter 346. Borrower and Lender hereby agree that, except for Section 346.004 thereof, the provisions of Chapter 346 of the Texas Finance Code (regulating certain revolving credit loans and revolving tri-party accounts) shall not apply to this Agreement or any of the other Loan Documents.

     10.14 No Preservation or Marshaling. Borrower agrees that Lender has no obligation to preserve rights to the Collateral against prior parties or to marshal any Collateral for the benefit of any Person.

     10.15 GOVERNING LAW, CONSENT TO FORUM. THIS AGREEMENT HAS BEEN NEGOTIATED, EXECUTED AND DELIVERED AT AND SHALL BE DEEMED TO HAVE BEEN MADE IN DALLAS, TEXAS. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS; PROVIDED, HOWEVER, THAT IF ANY OF THE COLLATERAL SHALL BE LOCATED IN ANY JURISDICTION OTHER THAN TEXAS, THE LAWS OF SUCH JURISDICTION SHALL GOVERN THE METHOD, MANNER AND PROCEDURE FOR FORECLOSURE OF LENDER'S LIEN UPON SUCH COLLATERAL AND THE ENFORCEMENT OF LENDER'S OTHER REMEDIES IN RESPECT OF SUCH COLLATERAL TO THE EXTENT THAT THE LAWS OF SUCH JURISDICTION ARE DIFFERENT FROM OR INCONSISTENT WITH THE LAWS OF TEXAS. AS PART OF THE CONSIDERATION FOR NEW VALUE RECEIVED, AND REGARDLESS OF ANY PRESENT OR FUTURE DOMICILE OR PRINCIPAL PLACE OF BUSINESS OF BORROWER OR LENDER, BORROWER HEREBY CONSENTS AND AGREES THAT THE DISTRICT COURT OF DALLAS, TEXAS, OR, AT LENDER'S OPTION, THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS, DALLAS DIVISION, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN BORROWER AND LENDER PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT. BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND BORROWER HEREBY WAIVES ANY OBJECTION WHICH BORROWER MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. BORROWER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF BORROWER'S ACTUAL RECEIPT THEREOF OR 3 DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID. NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO AFFECT THE RIGHT OF LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, OR TO PRECLUDE THE ENFORCEMENT BY LENDER OF ANY JUDGMENT OR ORDER OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SAME IN ANY OTHER APPROPRIATE FORUM OR JURISDICTION.

     10.16 WAIVERS BY BORROWER. BORROWER WAIVES (i) THE RIGHT TO TRIAL BY JURY (WHICH LENDER HEREBY ALSO WAIVES) IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO ANY OF THE LOAN DOCUMENTS, THE OBLIGATIONS OR THE COLLATERAL: (ii) PRESENTMENT, DEMAND, NOTICE OF INTENTION TO ACCELERATE, NOTICE OF ACCELERATION, AND PROTEST AND NOTICE OF PRESENTMENT, PROTEST, DEFAULT (EXCEPT TO THE EXTENT NOTICE IS EXPRESSLY PROVIDED FOR IN THIS AGREEMENT), NON PAYMENT, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, EXTENSION OR RENEWAL OF ANY OR ALL COMMERCIAL PAPER, ACCOUNTS, CONTRACT RIGHTS, DOCUMENTS, INSTRUMENTS CHATTEL PAPER AND GUARANTIES AT ANY

TIME HELD BY LENDER ON WHICH BORROWER MAY IN ANY WAY BE LIABLE AND HEREBY RATIFIES AND CONFIRMS WHATEVER LENDER MAY DO IN THIS REGARD; (iii) NOTICE PRIOR TO TAKING POSSESSION OR CONTROL OF THE COLLATERAL OR ANY BOND OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING LENDER TO EXERCISE ANY OF LENDER'S REMEDIES; (iv) THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND EXEMPTION LAWS; AND (v) NOTICE OF ACCEPTANCE HEREOF. BORROWER ACKNOWLEDGES THAT THE FOREGOING WAIVERS ARE A MATERIAL INDUCEMENT TO LENDER'S ENTERING INTO THIS AGREEMENT AND THAT LENDER IS RELYING UPON THE FOREGOING WAIVERS IN ITS FUTURE DEALINGS WITH BORROWER. BORROWER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THE FOREGOING WAIVERS WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

     10.17 WAIVER OF CONSUMER RIGHTS. BORROWER HEREBY WAIVES ALL PROVISIONS OF THE DECEPTIVE TRADE PRACTICES - CONSUMER PROTECTION ACT (TEX. BUS. & COM. CODE ANN. (S)17.01 ET SEQ. (VERNON SUPP. 1987)), A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS, OTHER THAN SECTION 17.555 THEREOF PERTAINING TO CONTRIBUTION AND INDEMNITY, AND EXPRESSLY WARRANTS AND REPRESENTS THAT AFTER CONSULTATION WITH AN ATTORNEY OF BORROWER'S OWN SELECTION, BORROWER VOLUNTARILY CONSENTS TO THIS WAIVER.

     10.18 ORAL AGREEMENTS INEFFECTIVE. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES, AND THE SAME MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     IN WITNESS WHEREOF, this Agreement has been duly executed in Dallas, Texas, on the day and year specified at the beginning of this Agreement.

                                       JAYHAWK ACCEPTANCE CORPORATION
                                       ("Borrower")


                                       By:     /s/ Jack T. Smith
                                             -----------------------------------
                                       Name:   Jack T. Smith
                                             -----------------------------------
                                       Title:  President and C.O.O.
                                             -----------------------------------


                                       ACCEPTED IN DALLAS, TEXAS:

                                       FLEET CAPITAL CORPORATION
                                       ("Lender")


                                       By:     /s/ H. Michael Wills
                                             -----------------------------------
                                       Name:   H. Michael Wills
                                             -----------------------------------
                                       Title:  Vice President
                                             -----------------------------------

                                  APPENDIX A

                              GENERAL DEFINITIONS

     When used in the Loan and Security Agreement dated as of October 21, 1997, by and between Fleet Capital Corporation and Jayhawk Acceptance Corporation the following terms shall have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

     Account Debtor - any Person or Persons liable as an obligor or in respect of any Pledged Contract.

     Affiliate - a Person (other than a Subsidiary): (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, a Person; (ii) which beneficially owns or holds 5% or more of any class of the Voting Stock of a Person; or (iii) 5% or more of the Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by a Person or a Subsidiary of a Person.

     Agreement - the Loan and Security Agreement referred to in the first sentence of this Appendix A, all Exhibits thereto and this Appendix A as renewed, extended, modified and restated from time to time.

     Allowed Fleet Expenses - means all legal fees and other expenses incurred by Lender during the pendency of the Bankruptcy Proceedings, to the extent they are allowed by the Bankruptcy Court.

     Auto Title - the certificate of title issued by the department of transportation or other corresponding instrumentality or agency of any state which relates to an automobile sold pursuant to a Contract.

     Bank - Fleet National Bank.

     Bankruptcy Court - the United States Bankruptcy Court for the Northern District of Texas, Dallas Division.

     Bankruptcy Proceedings - the proceedings in Borrower's bankruptcy case, In re: Jayhawk Acceptance Corporation, Debtor, Case No. 397-31261-SAF-11, in the Bankruptcy Court.

     Base Rate - the rate of interest generally announced or quoted by Bank from time to time as its base rate for commercial loans, whether or not such rate is the lowest rate charged by Bank to its most preferred borrowers; and, if such base rate for commercial loans is discontinued by Bank as a standard, a comparable reference rate designated by Bank as a substitute therefor shall be the Base Rate.

     Business Day - any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of Texas or the State of Illinois or is a day on which banking institutions located in either of such states are closed.

     Capitalized Lease Obligation - any Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

     Cash Collateral Orders - mean the orders of the Bankruptcy Court governing the use of Lender's cash collateral, including the Interim Order Authorizing the Use of Cash Collateral and Providing for Adequate Protection, the Second Interim Order Authorizing the Use of Cash Collateral and Providing for Adequate Protection, the Third Interim Order Authorizing the Use of Cash Collateral and Providing for Adequate Protection (and the Supplement thereto), the Final Order Authorizing the Use of Cash Collateral and Providing for Adequate Protection entered on May 23, 1997, the Second Final Order Authorizing the Use of Cash Collateral and Providing for Adequate Protection, entered on July 29, 1997, and any subsequent orders of the Bankruptcy Court governing the use of Lender's cash collateral entered prior to the Effective Date.

     Causes of Action - means without limitation, any and all claims, actions, causes of action (including causes of action arising under any section of the Bankruptcy Code), liabilities, obligations, rights, suits, debts, sums of money, damages, judgments and demands whatsoever, whether known or unknown, disputed or undisputed, legal or equitable, absolute or contingent.

     Claim - has the meaning set forth in section 101(5) of the Bankruptcy Code.

     Clearing Account - a deposit account of Borrower established by Borrower pursuant to this Agreement at a bank selected by Borrower, but acceptable to Lender in its reasonable discretion.

     Closing Date - the date on which all of the conditions precedent in Section 8 of the Agreement are satisfied.

     Code - the Uniform Commercial Code as adopted and in force in the State of Texas, as from time to time in effect.

     Collateral - all of the Property and interests in Property described in
Section 4 of the Agreement and all other Property and interests in Property that now or hereafter secure the payment and performance of any of the Obligations.

     Collections - all interest collections, all principal collections, all other collections, and all Recoveries, in each case, from (i) the Borrower's Pledged Contracts owned as of the Petition Date, or thereafter acquired, and
(ii) the Trust's Contracts owned as of the Petition Date.

     Collection Agent - means any Person engaged by Borrower in connection with Borrower's efforts to collect payments on a Pledged Contract or to repossess or liquidate the automobile that secures payment of a Pledged Contract, including independent repossession agents, auctioneers, remarketing firms, and independent collection agencies, and any Person engaged in support of Borrower's systems for administering and servicing the Pledged Contracts.

     Consolidated - the consolidation in accordance with GAAP of the accounts or other items as to which such term applies.

     Contract - a written agreement pursuant to which a Person agrees to purchase from a Dealer a new or used automobile and to pay for same on an installment basis, with interest, over a period of months.

     Confirmation Order - means the order of the Bankruptcy Court CONFIRMING the Reorganization Plan pursuant to section 1129 of the Bankruptcy Code.

     Contributed Non-Accrual Contracts - means those Non-Accrual Contracts that are assigned and transferred by the Borrower to the Non-Accrual Contract Trust, as described in Section 5.3 of the Reorganization Plan.

     Contribution and Servicing Agreements - those certain Contribution and Servicing Agreements dated March 15, 1996, and August 7, 1996, respectively, by and among Borrower, in its individual capacity and in its capacity as servicer, the Trust, Trustee, in its capacity as trustee, and Norwest Bank Minnesota, National Association, in its capacity as back-up servicer, pursuant to which (i) Borrower contributed to the capital of the Trust certain retail installment contracts of Borrower and (ii) Borrower, on behalf of the Trust, will service such contributed contracts.

     Credit and Collection Policy - the Borrower's Credit and Collection Policy, as presently in effect on the Closing Date.

     Custodian - the Custodian as defined under the Custodial Agreement.

     Custodial Agreement - the Custodial Agreement dated on or about the Closing Date by and among Lender, Borrower and Custodian.

     Dealer - a Person engaged in the business of selling new or used automobiles pursuant to Contracts or any assignee of such a Person.

     Dealer Agreement - an agreement governing the relationship between Borrower and each Dealer from which Borrower purchases Pledged Contracts.

     Dealer Claim - means a Claim of any kind or basis held by a Dealer, including, without limitation, a Claim based upon enrollment fees paid by such Dealer to Borrower, unused vouchers provided to such Dealer by Borrower, future collections on Contracts purchased by Borrower from such Dealer, breach of a Dealer Agreement, or a Dealer's relationship with Borrower.

     Dealer Pool - all of the Pledged Contracts purchased from any Dealer pursuant to a Dealer Agreement and owned by Borrower or the Trust.

     Default - an event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, become an Event of Default.

     Default Rate - as defined in Section 2.1.2, of the Agreement.

     Deposit Accounts - means any and all deposit accounts, bank accounts or investment accounts (exclusive of the Clearing Account now owned or hereafter acquired or opened by Borrower), including, without limitation, those set forth on Exhibit D hereto, and any account which is a replacement or substitute for any of such accounts, together with all monies, other Accounts and other property deposited therein, and all balances therein and all investments made with funds deposited therein or otherwise held in connection therewith, including, without limitation, indebtedness (howsoever evidenced) and/or securities issued or guaranteed by the government of the United States of America, certificates of deposit and all contract rights, General Intangibles, Contracts, and Other Contracts now or hereafter existing with respect thereto, including, but not limited to, any and all renewals, extensions, reissuances and replacements and substitutions therefor with all earnings, profits or other Proceeds therefrom in the form of interest or otherwise.

     Disclosure Statement - means the Disclosure Statement Pursuant To Section 1125 Of The Bankruptcy Code with respect to Joint Plan of Reorganization, filed by the Borrower and the Official Unsecured Creditors' Committee on August 19, 1997, in the Bankruptcy Court in connection with the Bankruptcy Proceedings.

     Distribution - in respect of any corporation means and includes: (i) the payment of any dividends or other distributions on capital stock of the corporation (except distributions in such stock) and (ii) the redemption or acquisition of Securities unless made contemporaneously from the net proceeds of the sale of Securities.

     Effective Date - means the first Business Day that is ten (10) days after the date on which the Confirmation Order becomes a Final Order (as defined in the Reorganization Plan).

     Environmental Laws - all federal, state and local laws, rules, regulations, ordinances, programs, permits, guidances, orders and consent decrees relating to health, safety and environmental matters.

     Equipment - all machinery, apparatus, equipment, fittings, furniture, fixtures, motor vehicles and other tangible personal Property (other than Inventory) of every kind and description used in Borrower's operations or owned by Borrower or in which Borrower has an interest, whether now owned or hereafter acquired by Borrower and wherever located, and all parts, accessories and special tools and all increases and accessions thereto and substitutions and replacements therefor.

     Event of Default - as defined in Section 9.1 of the Agreement.

     Fleet Account - a deposit account of Lender established by Lender in the name of "Fleet Capital Corporation - Dallas, re: Jayhawk Acceptance Corporation" at Harris Trust and Savings Bank (Chicago, Illinois), ABA No. 0710-0028-8, Account No. 183-8549, or such other bank designated by Lender from time to time.

     Fleet Payment Default - as defined in Section 9.1.1 of this Agreement.

     Fleet Payment Default Condition - means a condition resulting from the failure of Borrower to pay any installment of the Term Loan as provided herein, but before ten (10) days have elapsed such that the failure becomes a Fleet Payment Default.

     GAAP - generally accepted account principles in the United States of America in effect from time to time.

     General Intangibles - as defined in the Code.

     Guaranty - that certain unconditional guaranty of the Obligations, dated as of the date hereof, executed by Guarantor in favor of Lender, limited in amount to $10,000,000 of the Obligations, and including collection costs and interest after demand for payment by Lender.

     Guarantor - Carl H. Westcott.

     Indebtedness - as applied to a Person means, without duplication

          (i) other than contingent obligations owed by Borrower to a Dealer under any Dealer Pool, all other items which in accordance with GAAP would be included in determining Total Liabilities as shown on the liability side of a balance sheet of such Person as at the date as of which Indebtedness is to be determined, including, without limitation, Capitalized Lease Obligations,

          (ii) all obligations of other Persons which such Person has guaranteed,

          (iii) all reimbursement obligations in connection with letters of credit or letter of credit guaranties issued for the account of such Person, and

          (iv) in the case of Borrower (without duplication), the Obligations.

     Intellectual Property - patents, trademarks, service marks, tradenames, copyrights, licenses (including, software licenses), computer software, source codes, use codes, and other similar rights.

     Inventory - all of Borrower's inventory, whether now owned or hereafter acquired including, but not limited to, all goods in operable or repairable condition, new or used, of whatever kind or nature, wherever located, and all returns, repossessions, exchanges, substitutions, replacements, attachments, parts, accessories and accessions thereto and thereof, and all other goods intended to be used in connection therewith, held for sale or lease by Borrower, or for display or demonstration; all materials and supplies of every nature and description used or which might be used in connection with the printing, packing, shipping, advertising, selling, leasing or furnishing of such goods or otherwise used or consumed in Borrower's business; and all documents evidencing and General Intangibles relating to any of the foregoing, whether now owned or hereafter acquired by Borrower.

     Jaymed Claim - means the Claim of Jayhawk Medical Acceptance Corporation, a wholly-owned subsidiary of Borrower, against the Borrower in the principal amount of $7.1 million, exclusive of interest, as of the Petition Date.

     Knowledge - means the actual knowledge of the existence or absence of certain facts after due inquiry by Borrower and such investigation by Borrower as is prudent under current industry practices.

     Lien - any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on common law, statute or contract.

     Loan Account - the loan account established on the books of Lender pursuant to Section 3.3 of the Agreement.

     Loan Documents - the Agreement, the Other Agreements and the Security Documents.

     Lockbox Bank - Texas Commerce Bank National Association or Bank One, or such other bank as may be selected by Borrower and be acceptable to Lender.

     Losses - as defined in Section 10.2 of this Agreement.

     Maturity Date - as defined in Section 3.1.1 of the Agreement.

     Maximum Legal Rate - as defined in Section 2.1.3, of this Agreement.

     Money Borrowed - means (i) Indebtedness arising from the lending of money by any Person to Borrower; (ii) Indebtedness, whether or not in any such case arising from the lending by any Person of money to Borrower, (A) which is represented by notes payable or drafts accepted that evidence extensions of credit, (B) which constitutes obligations evidenced by bonds, debentures, notes or similar instruments, or (C) upon which interest charges are customarily paid (other than accounts payable) or that was issued or assumed as full or partial payment for Property; (iii) Indebtedness that constitutes a Capitalized Lease Obligation; (iv) reimbursement obligations with respect to letters of credit or guaranties of letters of credit; and (v) Indebtedness of Borrower under any guaranty of obligations that would constitute Indebtedness for Money Borrowed under clauses (i) through (iii) hereof, if owed directly by Borrower.

     Non-Accrual Contract - means a Contract that is categorized in Borrower's collection records, maintained in the ordinary course of business and in a manner that is consistent with past practices existing as of June 30, 1997, as "Non-Accrual," specifically including any Contract that is identified in such collection records as "Collection," "Insurance," "Repo Posted," "Bankruptcy," and "Other," but excluding any Contract that is categorized as "Repo-Auction Not Posted."

     Obligations - the Term Loan and all other debts, liabilities, obligations, covenants and duties, together with all interest, fees and other charges thereon (including all Allowed Fleet Expenses), owing, arising, due or payable from Borrower to Lender of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, whether arising under the Agreement or any of the other Loan Documents or otherwise whether direct or indirect (including those acquired by assignment), absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising and however acquired.

     Other Accounts - all accounts, contract rights, chattel paper, instruments and documents, other than Contracts, whether now owned or hereafter created or acquired by Borrower or in which Borrower now has or hereafter acquired any interest, including specifically, but without limitation, Servicing Fees.

     Other Agreements - any and all agreements, instruments and documents (other than the Agreement and the Security Documents), heretofore, now or hereafter executed by Borrower, any Subsidiary of Borrower or any other third party and delivered to Lender in respect of the transactions contemplated by the Agreement.

     Permitted Liens - any Lien of a kind specified in Section 7.2.3. of the Agreement.

     Person - an individual, partnership, corporation, limited liability company, joint stock company, land trust, business trust, or unincorporated organization, or a government or agency or political subdivision thereof.

     Petition Date - the date of Borrower's filing of its petition in the Bankruptcy Proceedings (i.e., February 7, 1997), and the specific time of filing on such date.

     Pledged Contract - any Contract that Borrower owned as of the Petition Date or thereafter acquired during or after the Bankruptcy Proceedings, exclusive of the Contributed Non-Accrual Contracts.

     Prior Loan Agreement - the Loan and Security Agreement dated as of April 4, 1995, by and between Borrower and Lender, including all amendments thereto.

     Proceeds - means any "proceeds," as such term is defined in Article or Chapter 9 of the Code and, in any event, shall include, but not be limited to,
(a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Borrower from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to Borrower from time to time in connection with requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any Person acting, or purporting to act, for or on behalf of any governmental authority), and (c) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

     Property - any interest in any kind of property or assets whether real, personal or mixed, or tangible or intangible.

     Purchase Money Indebtedness - means and includes (i) Indebtedness (other than the Obligations) for the payment of all or any part of the purchase price of any fixed assets, (ii) any Indebtedness (other than the Obligations) incurred at the time of or within 10 days prior to or after the acquisition of any fixed assets for the purpose of financing all or any part of the purchase price thereof, and (iii) any renewals, extensions or refinancings thereof, but not any increases in the principal amounts thereof outstanding at the time.

     Recoveries - the remainder of (i) all cash received by Borrower in connection with the liquidation of Pledged Contracts, whether from the Account Debtor, through sale of any financed automobile, or otherwise, less (ii) all out-of-pocket expenses associated with the liquidation of Pledged Contracts in accordance with Borrower's normal servicing procedures.

     Releases - (a) a release by Guarantor of all claims, if any, against Lender, TCB, and their respective officers and agents in form and substance acceptable to Guarantor and Lender, and (b) a release by Borrower of all claims, if any, whether arising before or after the Petition Date (including any Causes of Action arising under the Bankruptcy Code), against Lender, TCB, and their respective officers and agents.

     Reorganization Plan - the joint plan of reorganization filed by Borrower and the Official Unsecured Creditors' Committee of Jayhawk Acceptance Corporation with the Bankruptcy Court on August 19, 1997.

     Securitization Documents - the Contribution and Servicing Agreement and each of the other instruments, documents or agreements referred to therein and executed in connection therewith.

     Security - shall have the same meaning as in Section 2(l) of the Securities Act of 1933, as amended.

     Security Documents - the Trademark Security Agreement, the Trust Pledge Agreement, the Guaranty, and all other instruments and agreements now or at any time hereafter securing the whole or any part of the Obligations as the same may be renewed, extended, modified and restated from time to time.

     Servicing Collateral - as defined in Section 5.4 of the Agreement.

     Servicing Equipment - all Equipment used in the servicing and/or administering of Contracts, including specifically, but without limitation, Equipment consisting of computers, computer hardware, and office furniture, fixtures and equipment.

     Servicing Fee - any fee payable to Borrower by any Person as compensation to Borrower under the Contribution and Servicing Agreements for the servicing and/or administering of Contracts and other installment or similar obligations.

     Subsidiary - any corporation of which a Person owns, directly or indirectly through one or more intermediaries, more than 50% of the Voting Stock at the time of determination.

     TCB - Texas Commerce Bank National Association, a national banking association.

     Total Liabilities - at any date means all amounts properly classified as liabilities on a balance sheet at such date in accordance with GAAP, plus all reserves for contingencies and all other potential liabilities for which no reserves have previously been established on such balance sheet, to the extent such amounts are not already classified as liabilities in accordance with GAAP.

     Trademark Security Agreement - that certain Trademark Security Agreement, dated as of the date hereof, executed by Borrower and Lender, and as the same may be further amended, modified, renewed and restated from time to time.

     Trust - Jayhawk Funding Trust I, a special purpose Delaware business trust.

     Trustee - Norwest Bank Texas, N.A., a national banking association, or such other financial institution which may serve in the capacity as a trustee under the Contribution and Servicing Agreement.

     Trust Pledge Agreement - that certain Pledge and Security Agreement (Beneficial Interests), dated as of the date hereof, executed by Borrower in favor of Lender, covering Borrower's interest in the Trust, as the same may be further amended, modified, renewed and restated from time to time.

     Unsecured Claim - shall have the meaning given such term in the Reorganization Plan.

     Voting Stock - Securities of any class or classes of a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

     OTHER TERMS.   All other terms contained in the Agreement shall have, when the context so indicates, the meanings provided for by the Code to the extent the same are used or defined therein.

     CERTAIN MATTERS OF CONSTRUCTION. The terms "herein", "hereof' and "hereunder" and other words of similar import refer to the Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. The section titles, table of contents and list of exhibits appear as a matter of convenience only and shall not affect the interpretation of the Agreement. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references to any of the Loan Documents shall include any and all modifications thereto and any and all extensions or renewals thereof. Accounting terms not otherwise specifically defined herein shall be construed in accordance with GAAP consistently applied. The words "include" and "including" mean "include without limitation" and "including without limitation", respectively.

                               LIST OF EXHIBITS
                               ----------------


Exhibit A      Borrower's Business Locations
Exhibit B      Intellectual Property
Exhibit C      Permitted Liens
Exhibit D      List of Deposit Accounts
Exhibit E      Licensors
Exhibit F      Deposit Account Pledge Agreements